EXHIBIT 23.1




                 CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tenney Engineering, Inc. 1995 Incentive Stock Option Plan of our report dated March 27, 1997, with respect to the consolidated financial statements of Tenney Engineering, Inc. included or incorporated by reference in its Annual Report (Form 10-KSB) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.




                                   S/  ZELLER WEISS & KAHN
                                       ZELLER WEISS & KAHN



Mountainside, New Jersey
April 11, 1997